TERMINATION OF LEASE AGREEMENT


     THIS AGREEMENT is made and entered into as of September 4, 1997, by and between County of Chautauqua Industrial Development Agency, a public benefit corporation of the State of New York having an address at 200 Harrison Street, Jamestown, New York 14701 (the "Lessor"); and Dunkirk International Glass and Ceramics Corporation, a Delaware corporation having an address at 181 Stegelske Avenue, Dunkirk, New York 14048 (the "Lessee").

                                    RECITALS:
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     WHEREAS,  pursuant to a certain Lease Agreement,  dated as of March 1, 1995
(the "Lease Agreement"), by and between the Lessor and the Lessee, the Lessor leased to the Lessee certain equipment (the "Equipment") more particularly described in the Lease Agreement, which Equipment has been installed or is situated in that property commonly known as 181 Stegelske Avenue in the City of Dunkirk, Chautauqua County, New York; and

     WHEREAS, the leasehold estate created by the Lease Agreement shall terminate by its terms on December 2, 2010 (the "Lease Expiration Date"), and

     WHEREAS, in connection with the redemption of the Series 1995 Bonds more particularly described in the Lease Agreement, the parties hereto now wish to provide for the termination of the Lease Agreement prior to the Lease Expiration Date.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

     1. Termination. That the Lease Agreement is hereby terminated in all respects as of the effective date of this Agreement, with the exception that, as expressly provided at Section 9.3 of the Lease Agreement, Section 5.9 of the Lease Agreement, entitled "Indemnity Against Claims," shall survive this termination.

     2. Purchase of Equipment. That in connection with the termination of the Lease Agreement as contemplated hereby, the Lessee shall purchase the Equipment from the Lessor for the purchase price of One Dollar ($1.00).

     3. Counterparts. That this Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COUNTY OF CHAUTAUQUA                            DUNKIRK INTERNATIONAL GLASS
INDUSTRIAL DEVELOPMENT AGENCY                   AND CERAMICS CORPORATION


By: /s/ Donald H. Burdick                       By: /s/ William L. Amt
    ---------------------                           ------------------
Name:   Donald H. Burdick                       Name:   William L. Amt
Title:  Director                                Title:  President